UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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XYNOMIC PHARMACEUTICALS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED JULY 26, 2019

 XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

Suite 3306, K. Wah Centre,

1010 Middle Huaihai Road

Shanghai 200031, China

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 27, 2019

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Xynomic Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company” or “Xynomic”), will be held at the Company’s principal executive offices, Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China, on August 27, 2019, at 9:00 a.m., Beijing Time (August 26, 2019 at 9:00 p.m., Eastern Daylight Time), for the following purposes (which are more fully described in the proxy statement, which is attached hereto and made a part of this Notice):

1.	To authorize the Company’s Board of Directors to, in its discretion, to amend the Company’s current Certificate of Incorporation to effect a reverse stock split at a ratio no less than 1-for-1.5 and no greater than 1-for-5, with the exact ratio to be set within that range at the discretion of our Board of Directors at any time prior to August 27, 2020 without further approval or authorization of our stockholders (“Stock Split Proposal”). The Board of Directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

2.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt certain of the above proposals (“Adjournment Proposal”);

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Pursuant to the Bylaws of the Company, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in this Notice of Special Meeting of Stockholders.

The Board of Directors recommends that stockholders vote “FOR” Stock Split Proposal and “FOR” Adjournment Proposal. The Board of Directors’ reasons for seeking approval of Stock Split Proposal are set forth under “Stock Split Proposal - Authorization of the Board to, in its discretion, amend our current Certificate of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Ratio of no less than 1:1.5 and no greater than 1:5, Such Ratio To Be Determined By The Board” in the attached Proxy Statement.

Adjournment of the Special Meeting - The vote on this proposal is a vote separate and apart from the vote on Stock Split Proposal.

Stockholders of record at the close of business on July 25, 2019 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. This Notice of Special Meeting of Stockholders and the attached Proxy Statement are first being mailed to the Company’s stockholders on or about August 6, 2019.

All stockholders are cordially invited to attend the Special Meeting in person. Stockholders of record as of the Record Date will be admitted to the Special Meeting and any postponement or adjournment thereof upon presentation of identification. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote in person at the Special Meeting, you must bring to the Special Meeting a statement or letter from your bank, broker or other nominee showing your ownership of shares as of the Record Date and a proxy from the record holder of the shares authorizing you to vote at the Special Meeting (such statement/letter and proxy are required in addition to your personal identification).

Whether or not you plan to attend the Special Meeting in person, you are encouraged to read the attached Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions contained in the attached Proxy Statement. Even if you have given your proxy, you may still vote in person if you attend the Special Meeting and follow the instructions contained in the attached Proxy Statement.

By Order of the Board of Directors of
Xynomic Pharmaceuticals Holdings, Inc.

Sincerely,

Date: July 26, 2019	By:	/s/ Yinglin Mark Xu
Yinglin Mark Xu
Chairman of the Board, Chief Executive Officer, President and Interim Chief Financial Officer

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. You may also cast your vote in person at the special meeting. If your shares are held in an account at a broker, bank or other nominee, you must instruct your broker, bank or other nominee how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your broker, bank or other nominee.

i

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

July 26, 2019

PROXY STATEMENT

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Xynomic Pharmaceuticals Holdings, Inc. to be held at the Company’s principal executive offices, Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China, on August 27, 2019, at 9:00 a.m., Beijing Time (August 26, 2019 at 9:00 p.m., Eastern Daylight Time). The enclosed proxy is for use at the special meeting of stockholders (the “Special Meeting”) and any postponement or adjournment thereof. This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to stockholders on or about August 6, 2019. Unless the content requires otherwise, references to “Xynomic,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer To Xynomic Pharmaceuticals Holdings, Inc. and its subsidiary.

In accordance with the Bylaws of the Company (the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To authorize the Company’s Board of Directors to, in its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-1.5 and not greater than 1-for-5 at any time prior August 27, 2020, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (“Stock Split Proposal”). The Board of Directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

2.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt certain of the above proposals (“Adjournment Proposal”).

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Pursuant to the Bylaws, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in the Notice of Special Meeting of Stockholders.

Shares represented by duly executed and unrevoked proxies will be voted at the Special Meeting and any postponement or adjournment thereof in accordance with the specifications made therein. If no such specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” Stock Split Proposal and Adjournment Proposal.

Questions and Answers about the Special Meeting and Voting

1.	Why am I receiving these materials?

The Company sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about August 6, 2019 to all stockholders of record entitled to vote at the Special Meeting.

2.	What is the purpose of the Special Meeting?

At the Special Meeting, the stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders.

3.	Who can vote at the Special Meeting?

Only stockholders of record at the close of business on July 25, 2019 (the “Record Date”). Each stockholder will be entitled to cast one vote on the proposals presented at the Special Meeting for each share of Common Stock that such holder owned as of the Record Date.

4.	What are my voting rights?

Holders of Common Stock are entitled to one vote per share. As of July 25, 2019, a total of 46,273,846 shares of Common Stock were outstanding. There is no cumulative voting.

5.	How does the Board of Directors recommend I vote?

After careful consideration of all relevant factors, the Board recommends that you vote or give instruction to vote “FOR” Stock Split Proposal and “FOR” Adjournment Proposal.

6.	What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Company sent the proxy materials directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, nominee or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. Those instructions are contained in a “voting instruction form” containing information substantially similar to the information set forth on the proxy card.

7.	How many votes must be present to hold the special meeting?

A quorum of 50% of the Company’s shares outstanding as of the Record Date, present in person or by proxy, will be required to conduct the special meeting.

8.	What vote is required to adopt each of the proposals?

When a quorum is present, the majority of the votes of the Company’s shares cast affirmatively or negatively (excluding abstentions and broker non-votes), in person or by proxy, will be required to approve the Stock Split Proposal and Adjournment Proposal. When a quorum is not present, then either the chairperson of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the meeting, shall have the power to adjourn the meeting and approve the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the approval of the proposals.

9.	When would the Board abandon the Stock Split Proposal?

In all events, notwithstanding stockholders’ approval of the Stock Split Proposal, the Board will retain the right to abandon and not implement the Stock Split Proposal, nor amend its charter to effect the stock split, at any time without any further action by stockholders.

10.	How do I cast my vote?

Whether you are a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the special meeting. If you are a shareholder of record, you may submit a proxy to direct how your shares are voted at the special meeting, or at any adjournment or postponement thereof. Your proxy can be submitted by completing, signing and dating the proxy card you received with this proxy statement and then mailing it in the enclosed prepaid envelope. If you are a beneficial owner, you must submit voting instructions to your bank, broker, trust or other nominee in order to authorize how your shares are voted at the special meeting, or at any adjournment or postponement thereof. Please follow the instructions provided by your bank, broker, trust or other nominee.

Submitting a proxy or voting instruction form will not affect your right to vote in person should you decide to attend the special meeting. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the special meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

11.	How do I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You can revoke a proxy (i) by giving written revocation to the Company’s secretary, (ii) delivering an executed, later-dated proxy or (iii) voting in person at the Special Meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked. If your Common Stock is held in street name and you wish to change or revoke your voting instructions, you should contact your financial institution for information on how to do so.

12.	You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining if a quorum exists. If you abstain from voting on a proposal, your abstention will have the effect of a vote against that proposal.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, but are not treated as votes cast and, therefore, will have the effect of a vote against proposals requiring the affirmative vote of the holders of the majority of the outstanding shares of our common stock and no effect on proposals requiring the affirmative vote of a majority of the votes cast. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Special Meeting, no Proposals is considered routine matter. Absent direction from you, your broker will therefore not have discretion to vote on Proposals One. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting. This ensures your shares will be voted at the Special Meeting and in the manner you desire.

13.	Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Special Meeting. The Company will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four (4) business days after the date of the Special Meeting.

14.	Where is the Special Meeting being held?

We will hold the Special Meeting at the Company’s principal executive offices, Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China, on August 27, 2019, at 9:00 a.m., Beijing Time (August 26, 2019 at 9:00 p.m., Eastern Daylight Time), unless postponed or adjourned to a later date.

STOCK SPLIT PROPOSAL

AUTHORIZATION OF THE BOARD TO, IN ITS DISCRETION, AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NO LESS THAN 1-FOR-1.5 AND NO GREATER THAN 1-FOR-5, SUCH RATIO TO BE DETERMINED BY THE BOARD

On July 10, 2019, the Board unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board, in its discretion, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio in the range of no less than 1-for-1.5 and no greater than 1-for-5, such ratio to be determined by the Board. The form of proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split will be substantially as set forth on Annex A (subject to any changes required by applicable law). Pursuant to the law of Delaware, our state of incorporation, the Board must adopt any amendment to our Amended and Restated Certificate of Incorporation and submit the amendment to our stockholders for their approval. Approval of this proposal will grant the Board the authority (but not the obligation), without further action by the stockholders, to carry out such action any time prior to August 27, 2020, one year from the date of the Special Meeting, with the exact exchange ratio and timing to be determined at the discretion of the Board. The exchange ratio range of no less than 1-for-1.5 and no greater than 1-for-5 is based on the recent trading price of our common stock.

Purpose of the Reverse Stock Split

The Board is submitting the proposed reverse stock split to our stockholders for approval in order to reduce the number of issued and outstanding shares and to increase the per share trading value of our common stock. The Board believes that the proposed reverse stock split is desirable and should be approved by our stockholders for a number of reasons, including, without limitation, the following:

●

The reverse stock split would help us to regain the compliance with the initial listing requirements of the Nasdaq Capital Market by potentially increasing the per share trading value of our common stock. To regain our listing on the Nasdaq Capital Market (“Nasdaq”), we must comply with Nasdaq Marketplace Rules, which requirements include (A) minimum bid price of $4 per share; or (B) minimum closing price of $3 per share, if the Company meets the requirements of the Equity or Net Income Standards under Nasdaq Marketplace Rules 5505(b)(1) or (b)(3), or of $2 per share, if the Company meets the requirements of the Market Value of Listed Securities Standard under Nasdaq Marketplace Rule 5505(b)(2). As previously reported, on July 15, 2019, the Company was notified in writing by the Hearings Panel at Nasdaq that they have denied our request for continued listing on Nasdaq based upon the Company’s non-compliance with Nasdaq Listing Rules 5505(a)(3) and 5515(a)(4), which require a minimum of 300 round lot holders of common stock and 400 round lot holders of common stock purchase warrants for initial listing on Nasdaq; as well as non-compliance with the minimum $5 million in stockholders’ equity requirement, as set forth in Nasdaq Listing Rule 5505(b)(1)(A). As a result, Nasdaq suspended trading in the Company’s securities effective at the open of business on Wednesday, July 17, 2019; and our shares subsequently commenced trading on the over-the-counter pink sheet.

The Company still intends to continue with its compliance plan with the Nasdaq listing requirements and is diligently pursuing courses of action designed to remedy our noncompliance with Nasdaq’s initial listing requirements as set forth above. There can be no assurance, however, that the Company will be able to regain compliance with the mainboard listing requirements.

●

If we are successful in maintaining a higher stock price, it may improve the perception of our Common Stock as an investment security and may generate greater interest among a broader range of institutional and other professional investors and institutions in us, as we have been advised that the current market price of our common stock may affect its acceptability to certain members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to effect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

●	The Board of believes that the increased market price of the Common Stock which may potentially be the result of implementing the reverse stock split could improve the marketability of our Common Stock, which could allow us to raise additional capital and in turn permit us to satisfy the minimum stockholders’ equity requirement imposed by the Nasdaq Marketplace Rules.

●	The reverse stock split could decrease price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price.

●	The reverse stock split may help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers.

●	A higher market price per share for our Common Stock may help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization.

Accordingly, for these reasons, we believe that effecting the reverse stock split is in our and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. A number of the anticipated benefits of the proposed reverse stock split discussed above are contingent upon the split resulting in an increase in the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, would result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Certain Risks Associated with the Reverse Stock Split

The reverse stock split may not increase the price of the common stock.

Although the Board expects that a reverse stock split will result in an increase in the price of our Common Stock, the effect of a reverse stock split cannot be predicted with certainty. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the reverse stock split, if completed, will result in any of the intended benefits described above, that the stock price will increase as a result of or following the reverse stock split (or will increase in the same proportion as the final reverse stock split ratio) or that the stock price will not decrease in the future.

Moreover, a decline in the market price of the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the reverse stock split. The market price of the Common Stock is based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

If the reverse stock split is implemented, the resulting per-share price may not attract institutional investors, investment funds or brokers and may not satisfy the investing guidelines of these investors or brokers, and consequently, the trading liquidity of our Common Stock may not improve.

While we believe that a higher share price may help generate investor and broker interest in the Common Stock, the reverse stock split may not result in a share price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors, investment funds or brokers. For example, some investors, analysts and other stock market participants have a negative perception of reverse stock splits due to: (1) the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization, (2) the potential that the reduction in shares outstanding could have adversely impact the liquidity of our Common Stock; and (3) the costs associated with implementing a reverse stock split.

The reverse stock split may leave certain stockholders with “odd lots.”

The reverse stock split may result in some stockholders owning “odd lots” of fewer than 100 shares of the common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of reverse stock split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented. If stockholders approve this proposal, the Board would have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to carry out a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. The reverse stock split, if implemented, would be effected at a time that the Board determines to be most advantageous to us and to our stockholders. The Board would then set the ratio for the reverse stock split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, following receipt of stockholder approval, the Board may consider, among other things:

●	the historical prices and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

●	the aggregate market value of our Common Stock held by non-affiliates;

●	the outlook for the trading price of our Common Stock;

●	threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our Common Stock;

●	our stockholders’ equity at such time; and

●	prevailing general market and economic conditions.

Although approval of this proposal would provide the Board with the authority to carry out a reverse stock split, the Board is not obligated to do so. If the Board determines to effect the reverse stock split, it intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the reverse stock split described above. Notwithstanding approval of the reverse stock split by our stockholders, the Board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse stock split. If the Board fails to implement the reverse stock split on or prior to the first anniversary date of the Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for Common Stock.

Procedures for Effecting the Reverse Stock Split and Filing Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split

If our stockholders approve the reverse stock split, the Board will have discretion as to whether or not to effect the reverse stock split at any time prior to August 27, 2020, the first anniversary date of the Special Meeting. If implemented by the Board, the reverse stock split would become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The actual timing of any such filing will be made by the Board at such time as the Board believes to be most advantageous to us and our stockholders.

Principal Effects of the Reverse Stock Split

Effect on Existing Common Stock

If the reverse stock split is implemented, the number of shares of common stock issued and outstanding will be reduced from 46,273,846 shares (the “Old Common Stock”) to between approximately 30,849,231 shares and 9,254,770 shares, depending on which exchange ratio is ultimately effected and when the reverse stock split is effected (the “New Common Stock”). As described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” a holder of record of Old Common Stock who would otherwise be entitled to a fraction of a share of New Common Stock shall have the number of shares of New Common Stock which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. Subject to the treatment of fractional shares, (1) the change in the number of shares of common stock outstanding that will result from the reverse stock split will not affect any stockholder’s percentage ownership in the Company, and (2) the relative voting and other rights that accompany the shares of common stock will not be affected by the reverse stock split.

Although the reverse stock split will not have any dilutive effect on our stockholders (other than de minimis adjustments that may result from the treatment of fractional shares), if Stock Split Proposal is approved by the Company’s stockholders and a reverse stock split is effectuated, a reverse stock split would reduce, on a proportionate basis for each stockholder, the aggregate number of shares of common stock outstanding without reducing the total number of shares of common stock authorized for issuance. As a result, additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. Any such future issuance of common stock could, depending on the circumstances, be used to deter a potential takeover or have a further dilutive effect on the earnings per share, voting power and other interests of existing stockholders.

At the present time, the Company does not have any plans, proposals or arrangements, written or otherwise, to issue any of the authorized but unissued shares of common stock that would become available as a result of the effectiveness of the amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split of our outstanding shares of common stock. However, it is highly likely that we will issue additional shares in the future. Please see “Potential Anti-Takeover Effects” below for more information.

After the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the reverse stock split, our Common Stock will have a new CUSIP number.

Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholder, the issued shares of Common Stock held by stockholder of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than 1:1.5 or not more than 1:5, as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 100 shares of our Common Stock, he or she would hold 67 shares of Common Stock following a 1:1.5 reverse stock split, or 20 shares of Common Stock following a 1:5 reverse stock split, in each with adjustments for fractional shares as set out under Fractional Shares below. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares. As soon as practicable after the effective date of the reverse stock split, stockholders would be notified that the reverse stock split had been effected.

Effect on Existing Preferred Stock

The total authorized shares of Preferred Stock is 50,000,000, $0.0001 par value per share (“Preferred Stock”). There are currently no issued and outstanding Preferred Stock. Upon effectiveness of the reverse stock split, the total number of authorized shares of Preferred Stock will remain unchanged. All of the rights, preferences and other privileges of our Preferred Stock will remain unchanged following the reverse stock split.

Effect on Outstanding Option Awards under the Equity Compensation Plans, Outstanding Common Stock Warrants, and Outstanding Unit Purchase Options

The proposed reverse stock split will reduce the number of shares of common stock available for issuance under the 2018 Stock Incentive Plan in proportion to the exchange ratio selected by the Board if the reverse stock split is effected. Under the terms of our outstanding option awards, a reverse stock split would cause a reduction in the number of shares of common stock issuable upon exercise of such option awards in proportion to the exchange ratio selected by the Board, and would cause a proportionate increase in the exercise price of such option awards such that the aggregate exercise price payable by the optionee would remain the same.

The proposed reverse stock split will also reduce the number of shares of common stock available for issuance under the currently issued and outstanding Warrants (as defined below) and Unit Purchase Option (as defined below) in proportion to the exchange ratio selected by the Board if the reverse stock split is effected. As the date hereof, the Company has 3,259,780 Warrants and a Unit Purchase Option issued and outstanding.

Pursuant to the Unit Purchase Option Agreement, dated June 19, 2017, between the Company and EarlyBirdCapital, Inc., the Company has issued to EarlyBirdCapital Inc. and its designees (the “Holder”), for $100, an option (the “Unit Purchase Option”) to purchase up to 157,500 units exercisable at $10.00 per unit (the “Unit”) subject to adjustment as described in the prospectus (filed No. 333-232598) dated June 26, 2017 (the “Prospectus”). Each Unit consisting of one shares of Common Stock, one right entitling the Holder to receive one tenth (1/10) of a share of Common Stock, and one-half of one warrant (“Warrant(s)”) each whole Warrant to purchase one share of Common Stock. Each Right is the same as the right included in the units being registered for sale to the public by way of the Prospectus (the Right(s)”). Each Warrant is the same as the warrant included in the Units being registered for sale to the public by way of the Prospectus (“Public Warrants”). Under the terms of our outstanding Unit Purchase Option, a reverse stock split would cause a reduction in the number of shares of common stock issuable upon exercise of such Unit Purchase Option in proportion to the exchange ratio selected by the Board, and would cause a proportionate increase in the exercise price of such Unit Purchase Option such that the aggregate exercise price payable by EarlyBirdCapital Inc. and its designees would remain the same. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. Pursuant to the Warrant Agreement, dated June 19, 2017, between the Company and Continental Stock Transfer & Trust Company, a reverse stock split would also cause a reduction in the number of shares of common stock issuable upon exercise of each Warrant in proportion to the exchange ratio selected by the Board, and would cause a proportionate increase in the exercise price of such Warrant such that the aggregate exercise price payable by the holder of the Warrants would remain the same.

Any fractional share subject to an option, a Warrant, and the Unit Purchase Option resulting from an adjustment pursuant to the foregoing will generally be rounded up to the nearest whole number, and the exercise price per share will generally be rounded down to the nearest whole cent.

The following table contains approximate information relating to our common stock under each of the possible split ratios (without giving effect to the treatment of fractional shares discussed below in “Mechanics of the Reverse Stock Split-Fractional Shares”), based on share information as of July 25, 2019.

Number of authorized shares of Common Stock	Date: July 25, 2019	One-for-One and a Half Split (1:1.5)	One-for-Three Split (1:3)	One-for-Five Split (1:5)
Number of outstanding shares of Common Stock	46,273,846	30,849,231	15,424,616	9,254,770
Number of authorized shares of Preferred Stock	5,000,000	5,000,000	5,000,000	5,000,000
Number of shares of common stock reserved for issuance upon exercise of outstanding stock options	811,046	540,698	270,349	162,210
Number of shares of common stock reserved for issuance in connection with future awards under our equity compensation plans	7,563,666	5,042,444	2,521,222	1,512,734
Number of shares of common stock reserved for issuance upon exercise of outstanding warrants	3,259,779	2,173,186	1,086,593	651,956
Number of shares of common stock reserved for issuance upon exercise of Unit Purchase Option	252,000	168,000	84,000	50,400

Potential Anti-Takeover Effects

Since the reverse stock split will result in increased available shares of common stock, it may be construed as having an anti-takeover effect. Although neither the Board nor management views this proposal as an anti-takeover measure, and the Board has no current plans to utilize the additional authorized shares to entrench present management, we could use the increased available shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, we could privately place shares with purchasers who might side with the Board in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of the Amended and Restated Certificate of Incorporation would not receive the requisite vote.

There are no provisions in our Amended and Restated Certificate of Incorporation or Bylaws or other material agreements to which we are a party that would, in our management’s judgment, have an anti-takeover effect; however, our Bylaws contain certain advance notification requirements for nominations of persons for election to the Board and proposals by stockholders at annual and special meetings of stockholders.

The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Accounting Matters

If the reverse stock split is implemented, the par value per share of our Common Stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result of the reverse stock split, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of our common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, this transaction is not intended to be the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act.

Effective Date

If the reverse stock split is implemented, we will file a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective upon the filing of the Certificate of Amendment. No further action on the part of stockholders would be required to either effect or abandon the reverse stock split. If the Board does not implement the reverse stock split on or prior to August 27, 2020, the one-year anniversary of the date of the Special Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split, and to abandon the reverse stock split in its entirety, if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Mechanics of the Reverse Stock Split

Exchange of Stock Certificates

If the reverse stock split is implemented, each certificate representing pre-reverse split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-reverse stock split shares.

Shortly after the reverse stock split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our transfer agent in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our transfer agent in exchange for the issuance of new certificates reflecting the reverse stock split. In connection with the reverse stock split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effect on Registered “Book-entry” Holders of Common Stock

Holders of common stock may hold some or all of their common stock electronically in book-entry form (“street name”). These stockholders do not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If the reverse stock split is implemented and you hold registered common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after our transfer agent completes the aggregation and sale described below in “Fractional Shares.”

Effect on Registered Certificated Common Stockholders

Some of our stockholders hold their shares of common stock in certificate form. If the reverse stock split is implemented and any of your shares are held in certificate form, you will receive a transmittal letter from us or our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse common stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form, and if you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.” No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. At any time after receipt of your book-entry statement, you may request a stock certificate representing your ownership interest.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the stock split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Dissenters’ or Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our common stock that is: (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source, or (iv) any trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person (each, a “U.S. Holder”). This summary does not address any state, local, foreign, or other tax consequences, nor does it address all of the tax consequences that may be relevant to a particular stockholder in light of their circumstances, including tax consequences arising to stockholders subject to special rules, such as persons who acquired shares of our common stock pursuant to employee stock options or otherwise as compensation, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities, commodities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, stockholders whose “functional currency” is not the U.S. dollar, and persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as in effect as of the date hereof. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. In addition, we have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge.

Tax Consequences of the Reverse Stock Split Generally

The reverse stock split is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. Accordingly, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be the same as the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse split shares received will include the U.S. Holder’s holding period(s) for the pre-reverse split shares exchanged. The Company will not recognize any gain or loss as a result of the reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES.

Vote Required

The affirmative vote of a majority of the votes cast at the Special Meeting by the holders of our common stock is required to approve the authorization of the Board to, in its discretion, amend our current Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of no less than 1-for-1.5 and no greater than 1-for-5, such ratio to be determined by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE YOU VOTE “FOR” STOCK SPLIT PROPOSAL

ADJOURNMENT PROPOSAL

ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Stock Split Proposal at the time of the Special Meeting. If the Company’s stockholders approve this proposal, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from the Company’s stockholders that have previously returned properly signed proxies voting against Stock Split Proposal. Among other things, approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Stock Split Proposal at the time of the Special Meeting could mean that, even if we received proxies representing a sufficient number of votes against the approval of Stock Split Proposal such that they would be defeated, we could adjourn the Special Meeting without a vote on the adoption of these proposals and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of Stock Split Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present, and the chairperson of the Special Meeting may also adjourn the Special Meeting for such purpose even if the Company’s stockholders have not approved the proposal to adjourn the Special Meeting.

The vote on this proposal is a vote separate and apart from the vote on Proposals One. Accordingly, you may vote in favor of Stock Split Proposal and vote not to approve this Proposal and vice versa.

Required Vote

Approval of this proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote. Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE YOU VOTE “FOR” ADJOURNMENT PROPOSAL

VOTING AND PROXY PROCEDURES

Record Date; Voting Rights and Outstanding Shares

Only holders of record of our Common Stock as of the close of business on July 25, 2019 are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Common Stock shall be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. At the close of business on the Record Date, there were 46,273,846 shares of Common Stock issued and outstanding.

Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Special Meeting in person in order to vote on the proposals. Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (a “Financial Institution”) must return a voting instruction form to have their shares voted in accordance with their instructions, as Financial Institutions do not have discretionary voting authority with respect to any of the proposals described in this Proxy Statement. Financial Institutions that do not receive voting instructions from Beneficial Holders will not be able to vote those shares.

A quorum of stockholders is necessary to take action at the Special Meeting. Stockholders representing a majority of the outstanding shares of our Common Stock (present in person or represented by proxy) will constitute a quorum. We will appoint election inspectors for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Special Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the Special Meeting are as follows:

Stock Split Proposal- Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or by proxy at the Special Meeting and entitled to vote thereon as of the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

Adjournment Proposal- Approval of this proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon on the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of this proposal. We request that you vote your shares in accordance with your voting instructions if the proxy card is received prior to or at the Special Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR Stock Split Proposal and Adjournment Proposal.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Special Meeting. Stockholders who have executed and returned a proxy and who then attend the Special Meeting and desire to vote in person are requested to notify the Company’s secretary in writing prior to the time of the Special Meeting. We request that all such written notices of revocation to the Company be addressed to Jinwei Coco Kou, Secretary, c/o Xynomic Pharmaceuticals Holdings, Inc., at the address of our principal executive offices at Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China. Our telephone number is +86 21 54180212.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP BY
PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

Beneficial Ownership of Common Stock

On the July 25, 2019 there were 46,273,846 issued and outstanding shares of our common stock.

The following table provides information known to the Company with respect to beneficial ownership of the Company’s common stock by its directors, by its named executive officers, by all of its current executive officers and directors as a group, and by each person the Company believes beneficially owns more than 5% of its outstanding common stock as of July 25, 2019. Percentage ownership calculations for beneficial ownership for each person or entity are based on 46,273,846 shares outstanding as of July 25, 2019. The number of shares beneficially owned by each person or group as of July 25, 2019 includes shares of the Company’s common stock that such person or group had the right to acquire on or within 60 days after July 25, 2019, including, but not limited to, upon the exercise of options, warrants to purchase common stock or the conversion of securities into common stock. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Xynomic Pharmaceuticals Holdings, Inc., Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China. Beneficial ownership information of persons other than our current executive officers and directors is based on available information including, but not limited to, Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission (the “SEC”) or information supplied by these persons.

Name and Address of Beneficial Owners (1)	Number of Shares	%

Peixin Xu (2)	1,628,580	3.52%
James Jiayuan Tong (3)	391,650	0.85%
Yinglin Mark Xu (4)	21,009,055	45.40%
Tingzhi Qian (5) (14) (15)	7,517,707	16.25%
Wentao Jason Wu (6) (12)	5,612,618	12.13%
Jinwei Coco Kou (7)	0	-
Adam Inglis (8)	0	-
Charles Vincent Prizzi (9)	0	-
Thomas Folinsbee (10)	0	-
Richard Peidong Wu (11)	0	-
Bison Capital Holding Company Limited (2)	1,628,580	3.52%
Grand Ascent Group Limited (12)	5,612,618	12.13%
Bridge Pharm International Inc. (13)	2,547,146	5.50%
Prosperico Gate I Limited (14)	2,547,138	5.50%
Dande Lion Limited (15)	4,970,569	10.74%
Ascender Prosperity Capital Co., Ltd. (16)	2,796,078	6.04%
Zhongshan Bison Healthcare Investment Limited (Limited Partnership) (17)	1,318,793	2.85%
All 5% or more beneficial owners, directors and executive officers as a group (nine individuals)	39,928,234	86.29%

*	Less than one percent

(1)	Unless otherwise indicated, the business address of each of the individuals is Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China.

(2)	Fengyun Jiang, who has 100% ownership interest in Bison Capital Holding Company Limited and is Peixin Xu’s spouse, has voting and dispositive power over the shares held by such entity. This amount includes 1,117,725 shares held by Bison Capital Holding Company Limited, which is beneficially owned by Fengyun Jiang (100%); Fengyun Jiang has voting and dispositive control over the securities held by Bison and disclaims beneficial ownership of the Ordinary Shares owned by Bison Capital Holding Company Limited, except to the extent of his pecuniary interest in such company. Mr. Xu was the Chairman of Bison but resigned at the Closing.

(3)	Dr. Tong is Chief Strategy Officer and a director.

(4)	Mr. Yinglin Mark Xu is the Chairman, Chief Executive Officer, President, and Interim Chief Financial Officer.

(5)	Mr. Tingzhi Qian is a director of Xynomic. Mr. Qian holds the shares through his control of Prosperico Gate I Limited and Dande Lion Limited.

(6)	Mr. Wentao Jason Wu is the Chief Operating Officer.

(7)	Ms. Kou is the Interim Chief Accounting Officer.

(8)	Mr. Adam Inglis is an independent director.

(9)	Mr. Charles Prizzi is an independent director and Chairman of the Compensation Committee.

(10)	Mr. Thomas Folinsbee is an independent director of Xynomic.

(11)	Mr. Richard Peidong Wu is an independent director and Chairman of the Audit Committee and the Corporate Governance and Nominating Committee.

(12)	Grand Ascent Group Limited is a healthcare focused advisory company incorporated under the laws of Hong Kong. The address of its business office is Unit 826, Ocean Centre, Harbour City, 5 Canton Road, TST, KLN, Hong Kong. The person having voting, dispositive or investment powers over Grand Ascent Group Limited is Ms. Yimei Zhang. Ms. Zhang is the close family member of Dr. Wentao Jason Wu and due do this relationship, we deem that Dr. Wu controls and/or has substantial influence on the disposition rights and voting rights of shares included herein

(13)	Bridge Pharm International Inc. is a healthcare focused advisory company incorporated under the laws of The British Virgin Islands. The address of its business office is Suite 1-301, Banxia Road, Pudong New District, Shanghai, China. The person having voting, dispositive or investment powers over Bridge Pharm International Inc. is Ms. Yanli Luo.

(14)	Prosperico Gate I Limited is an exempted company 100% and directly owned by Prosperico Healthcare Fund I, LP, which is a healthcare focused investment fund in the form of exempted limited partnership with no US-investors incorporated under the laws of the Cayman Islands. The address of the company is P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. The person having voting, dispositive or investment powers over Prosperico Gate I Limited is Mr. Tingzhi Qian.

(15)	DandeLion Limited is an exempted company 100% and ultimately owned by Mr. Tingzhi Qian incorporated under the laws of The Cayman Islands. The address of the company is P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. The person having voting, dispositive or investment powers over Dande Lion Limited is Mr. Tingzhi Qian.

(16)	Ascender Prosperity Capital Co., Ltd. is a healthcare focused investment company incorporated under the laws of The Cayman Islands. The address of the company is P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. The person having voting, dispositive or investment powers over Ascender Prosperity Capital Co., Ltd. is Mr. Qi Jun Chen.

(17)	Zhongshan Bison Healthcare Investment Limited (Limited Partnership) is a healthcare focused venture capital and private equity investment company incorporated under the laws of Zhongshan, Guangdong Province, China. The address of its business office is B609-610, 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing 100016, China. The people having voting, dispositive or investment powers over Zhongshan Bison Healthcare Investment Limited are 5 members of its investment committee.

SOLICITATION OF PROXIES

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

OTHER MATTERS AND ADDITIONAL INFORMATION

Householding of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Continental Stock Transfer & Trust Company at 1 State Street Plaza, 30th Floor, New York, NY 10004-1561 or by calling 212.845.3277. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a household mailing this year, and you would like to receive additional copies of our Annual Report and proxy materials, as applicable, please submit your request to our Secretary at the address of our principal executive offices at Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China, who will promptly deliver the requested copy.

Registered stockholders who have not consented to householding will continue to receive copies of annual reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy materials for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Stockholder Proposals to be Presented at the Next Annual Meeting

If you intend to present a proposal at the 2020 annual meeting of shareholders, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Company. Our Secretary must receive this notice at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred and twenty (120) days prior to the date for 2020 annual meeting of stockholders; provided, however, that in the event that the 2020 annual meeting is called more than thirty (30) days before or more than sixty (60) days after the anniversary of the 2019 annual meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Company.

If you intend to present a proposal at the 2020 annual meeting, or if you want to nominate one or more directors at the 2020 annual meeting, you must comply with the advance notice provisions of our Bylaws. You may contact our Chairman and Chief Executive Officer at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

Transfer Agent and Registrar

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required.  Stockholders may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549 between the hours of 9:00 a.m. and 5:00 p.m. Eastern, except federal holidays and official closings.  Please call the SEC at (202) 551-8090 for further information on the public reference rooms.  Our SEC EDGAR and XBRL filings are also available to the public from the SEC’s website at http://www.sec.gov and our website at www.onehorizongroup.com.  Copies of SEC EDGAR filings, including those incorporated by reference in this proxy statement, can be obtained without charge by contacting the Company’s U.S. counsel, Hunter Taubman Fischer LLC’s office at 1450 Broadway, 26th Floor, New York, NY 10018.

If you are a shareholder and would like to request documents, please do so by contact the Company’s transfer agent: Continental Stock Transfer & Trust Company, by calling (212)-845-3240, or by forwarding a written request addressed to Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004-1561, in order to receive them before the Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

ANNEX A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of Xynomic Pharmaceuticals Holdings, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

The Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV thereof in its entirety and inserting the following in lieu thereof:

“Article IV

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is (i)  200,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 50,000,000  shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board”) is hereby expressly authorized, by filing a certificate (“Certificate of Designation”) pursuant to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

B. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate of Incorporation”) (including any Certificate of Designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designation filed with respect to any series of Preferred Stock).”

Effective as of 5:00 p.m., New York time, on [●] (the “Effective Time”), each [●] shares of the Corporation’s common stock, $0.0001 par value per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of common stock, $0.0001 par value per share, of the Corporation (the “New Common Stock”).  Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by dividing the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by [●]. A holder of record of Old Common Stock on the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall have the number of shares of New Common Stock which they are entitled rounded up to the nearest whole number of shares . No stockholders will receive cash in lieu of fractional shares.

The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

Date: [●]	By:
	Name:	Yinglin Mark Xu
	Title:	Chief Executive Officer, Interim Chief Financial Officer, President, Chairman

A-1

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.
Suite 3306, K. Wah Centre

1010 Middle Huaihai Road

Shanghai 200031, China.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 27, 2019 at 9:00 p.m., Beijing Time (August 26, 2019 at 9:00 a.m., Eastern Daylight Time)

(Record Date – July 25, 2019)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yinglin Mark Xu and James Jiayuan Tong, or either of them, as proxies, each with full power to appoint (his) substitute, and hereby authorizes them to represent and to vote, as designated in this ballot, all shares of common stock of Xynomic Pharmaceuticals Holdings, Inc., a corporation incorporated under laws of Delaware (the “Company”). Notice is hereby given that the Special Meeting of Stockholders (the “Meeting”) of the Company, will be held on August 27, 2019 at 9:00 p.m., Beijing Time (August 26, 2019 at 9:00 a.m., Eastern Daylight Time), at the principal office of the Company located at Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

“FOR” OF PROPOSALS 1 and 2 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: to consider and vote upon a proposal to authorize the Company’s Board of Directors to, in its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-1.5 and not greater than 1-for-5, with the exact ratio to be set within that range at the discretion of our Board of Directors at any time prior to August 27, 2020 without further approval or authorization of Company’s stockholders (the “Reverse Split Proposal”). The Board of Directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

For	Against	Abstain
☐	☐	☐

PROPOSAL 2: to consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Reverse Split Proposal.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Stockholder: ______________________________

Date: ______________________________

Name shares held in (Please print): ____________________ Account Number (if any): ____________________________

No. of Shares Entitled to Vote: _______________________ Stock Certificate Number(s): _________________________

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address: ______________________________________________________

______________________________________________________